Exhibit 99.1

Energy Recovery Reports its First Quarter 2025 Financial Results

SAN LEANDRO, Calif. - May 7, 2025 – Energy Recovery, Inc. (Nasdaq:ERII) (“Energy Recovery” or the “Company”) today announced its financial results for the first quarter ended March 31, 2025.

First Quarter Highlights
•Q1’25 financial results were in-line with internal expectations and consistent with our communicated expectations for quarterly revenue cadence in 2025.
•Revenue of $8.1 million, a decrease of $4.0 million as compared to Q1’2024 due to timing of revenue from contracted projects.
•Gross margin of 55.3%, a decrease of 370 bps, as compared to Q1’2024, due primarily to a decrease in revenue spread over fixed costs.
•Operating expenses of $17.0 million, a decrease of 5.8%, as compared to Q1’2024, due primarily to a decrease in employee costs, partially offset by $0.5 million of restructuring charges, $0.4 million of impairment costs, and an increase in costs related to our manufacturing transformation.
•Loss from operations of $12.6 million, a decrease of 14.9%, as compared to Q1’2024, mainly due to lower revenue and lower gross margin.
•Net loss of $9.9 million and adjusted EBITDA(1) loss of $8.7 million.
•Cash and investments of $106.7 million, which includes cash, cash equivalents, and short- and long-term investments.

In conjunction with these financial results, management has released a letter to shareholders reviewing business and financial updates from the first quarter and discussing our outlook for 2025. This letter is located under “Financial Info” in the “Investors” section on the Energy Recovery website (https://ir.energyrecovery.com/financial-information).

Financial Highlights

	Quarter to Date
	2025	2024	2025 vs. 2024
	(In millions, except net loss per share, percentages and basis points)
Revenue	$8.1	$12.1	down 33%
Gross margin	55.3%	59.0%	down 370 bps
Operating margin	(155.8%)	(90.4%)	NM
Net loss	($9.9)	($8.3)	down 20%
Net loss per share	($0.18)	($0.14)	down $0.04
Effective tax rate	14.0%	13.5%
Cash provided by operations	$10.7	$6.5

Non-GAAP Financial Highlights (1)

	Quarter to Date
	2025	2024	2025 vs. 2024
	(In millions, except adjusted net loss per share, percentages and basis points)
Adjusted operating margin	(120.4%)	(59.4%)	NM
Adjusted net loss	($7.0)	($4.6)	down 52%
Adjusted net loss per share	($0.13)	($0.08)	down $0.05
Adjusted EBITDA	($8.7)	($6.2)
Free cash flow	$10.5	$5.7

(1)Refer to the sections “Use of Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” for definitions of our non-GAAP financial measures and reconciliations of GAAP to non-GAAP amounts, respectively.
NM    Not Meaningful

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include risks relating to the future demand for the Company’s products, risks relating to performance by our customers and third-party partners, risks relating to the timing of revenue, and any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2024, as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including adjusted operating margin, adjusted net loss, adjusted net loss per share, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Notes to the Financial Results
•Adjusted operating margin is a non-GAAP financial measure that the Company defines as loss from operations which excludes i) stock-based compensation; ii) executive transition costs, such as executive search costs, retention costs, one-time severance costs and one-time corporate growth strategy costs; and iii) restructuring charges, divided by revenues.
•Adjusted net loss is a non-GAAP financial measure that the Company defines as net loss which excludes i) stock-based compensation; ii) executive transition costs; iii) restructuring charges; iv) impairment of long-lived assets; and v) the applicable tax effect of the excluded items including the stock-based compensation discrete tax item.
•Adjusted net loss per share is a non-GAAP financial measure that the Company defines as net loss, which excludes i) stock-based compensation; ii) executive transition costs; iii) restructuring charges; iv) impairment of long-lived assets; and v) the applicable tax effect of the excluded items including the stock-based compensation discrete tax item, divided by basic shares outstanding.
•Adjusted EBITDA is a non-GAAP financial measure that the Company defines as net loss which excludes i) depreciation and amortization; ii) stock-based compensation; iii) executive transition costs; iv) restructuring charges; v) impairment of long-lived assets; vi) other income, net, such as interest income and other non-operating income (expense), net; and vii) benefit from income taxes.
•Free cash flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities less capital expenditures.

Conference Call to Discuss Financial Results

LIVE CONFERENCE Q&A CALL:
Wednesday, May 7, 2025, 2:00 PM PT / 5:00 PM ET
US / Canada Toll-Free: +1 (888) 645-4404
Local / International Toll: +1 (862) 298-0702

CONFERENCE Q&A CALL REPLAY:
Available approximately three hours after conclusion of the live call.
Expiration: Saturday, June 7, 2025
US / Canada Toll-Free: +1 (877) 660-6853
Local / International Toll: +1 (201) 612-7415
Access code: 13753398

Investors may also access the live call and the replay over the internet on the “Events” page of the Company’s website located at https://ir.energyrecovery.com/news-events/ir-calendar.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery
Energy Recovery (Nasdaq: ERII) is a trusted global leader in energy efficiency technology. Building on the Company’s pressure exchanger technology platform, the Company designs and manufactures reliable, high-performance solutions that generate cost savings and increase energy efficiency across several industries. With a strong foundation in the desalination industry, the Company has delivered transformative solutions that optimize operations and deliver positive environmental impact to its customers worldwide for more than 30 years. Headquartered in the San Francisco Bay Area, the Company has manufacturing and research and development facilities across California with sales and on-site technical support available globally. To learn more, visit https://energyrecovery.com/.

Contact
Investor Relations
ir@energyrecovery.com

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2025	December 31, 2024
	(In thousands)
ASSETS
Cash, cash equivalents and investments	$106,730	$99,851
Accounts receivable and contract assets	34,787	66,842
Inventories, net	32,410	24,906
Prepaid expenses and other assets	3,850	3,889
Property, equipment and operating leases	23,753	25,119
Goodwill	12,790	12,790
Deferred tax assets and other assets	11,074	9,395
TOTAL ASSETS	$225,394	$242,792

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable, accrued expenses, and other liabilities, current	$14,676	$20,837
Contract liabilities and other liabilities, non-current	1,497	628
Lease liabilities	11,108	11,317
Total liabilities	27,281	32,782

Stockholders’ equity	198,113	210,010
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$225,394	$242,792

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(In thousands, except per share data)
Revenue	$8,065	$12,090
Cost of revenue	3,607	4,955
Gross profit	4,458	7,135

Operating expenses
General and administrative	8,574	7,566
Sales and marketing	4,906	6,152
Research and development	3,001	4,351
Restructuring charges	539	—
Total operating expenses	17,020	18,069
Loss from operations	(12,562)	(10,934)

Other income, net	1,079	1,389
Loss before income taxes	(11,483)	(9,545)
Benefit from income taxes	(1,603)	(1,285)
Net loss	$(9,880)	$(8,260)

Net loss per share
Basic	$(0.18)	$(0.14)
Diluted	$(0.18)	$(0.14)

Number of shares used in per share calculations
Basic	54,902	57,102
Diluted	54,902	57,102

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(In thousands)
Cash flows from operating activities:
Net loss	$(9,880)	$(8,260)
Non-cash adjustments	1,891	3,300
Net cash provided by operating assets and liabilities	18,667	11,457
Net cash provided by operating activities	10,678	6,497

Cash flows from investing activities:
Net investment in marketable securities	12,855	(4,249)
Capital expenditures	(191)	(824)
Proceeds from sales of fixed assets	10	87
Net cash provided by (used in) investing activities	12,674	(4,986)

Cash flows from financing activities:
Net proceeds from issuance of common stock	616	1,190
Repurchase of common stock	(4,490)	—
Net cash (used in) provided by financing activities	(3,874)	1,190

Effect of exchange rate differences	33	(19)
Net change in cash, cash equivalents and restricted cash	$19,511	$2,682
Cash, cash equivalents and restricted cash, end of period	$49,268	$70,907

ENERGY RECOVERY, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

Channel Revenue

	Three Months Ended March 31,
	2025	2024	vs. 2024
	(In thousands, except percentages)
Aftermarket	$4,028	$4,644	down 13%
Original equipment manufacturer	4,001	3,346	up 20%
Megaproject	36	4,100	down 99%
Total revenue	$8,065	$12,090	down 33%
Segment Activity

	Three Months Ended March 31,
	2025				2024
	Water	Emerging Technologies	Corporate	Total	Water	Emerging Technologies	Corporate	Total
	(In thousands)
Revenue	$8,064	$1	$—	$8,065	$12,089	$1	$—	$12,090
Cost of revenue	3,561	46	—	3,607	4,954	1	—	4,955
Gross profit (loss)	4,503	(45)	—	4,458	7,135	—	—	7,135

Operating expenses
General and administrative	1,573	755	6,246	8,574	1,922	1,018	4,626	7,566
Sales and marketing	3,145	1,270	491	4,906	3,745	1,807	600	6,152
Research and development	1,178	1,823	—	3,001	1,100	3,251	—	4,351
Restructuring charges	210	123	206	539	—	—	—	—
Total operating expenses	6,106	3,971	6,943	17,020	6,767	6,076	5,226	18,069
Operating income (loss)	$(1,603)	$(4,016)	$(6,943)	(12,562)	$368	$(6,076)	$(5,226)	(10,934)
Other income, net				1,079				1,389
Income before income taxes				$(11,483)				$(9,545)

Stock-based Compensation

	Three Months Ended March 31,
	2025	2024
	(In thousands)
Stock-based compensation expense charged to:
Cost of revenue	$148	$343
General and administrative	870	1,407
Sales and marketing	679	1,010
Research and development	266	523
Total stock-based compensation expense	$1,963	$3,283

ENERGY RECOVERY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (1)
(Unaudited)

This press release includes certain non-GAAP financial information because we plan and manage our business using such information. The following table reconciles the GAAP financial information to the non-GAAP financial information.

	Quarter-to-Date
	Q1'2025	Q1'2024
	(In millions, except shares, per share and percentages)
Operating margin	(155.8)%	(90.4)%
Stock-based compensation	24.3	27.2
Executive transition costs	—	3.9
Restructuring charges	6.7	—
Impairment of long-lived assets	4.4	—
Adjusted operating margin	(120.4)%	(59.4)%

Net loss	$(9.9)	$(8.3)
Stock-based compensation	2.0	3.3
Executive transition costs (2)	—	0.4
Restructuring charges (2)	0.5	—
Impairment of long-lived assets (2)	0.3	—
Stock-based compensation discrete tax item	0.1	(0.1)
Adjusted net loss	$(7.0)	$(4.6)

Net loss per share	$(0.18)	$(0.14)
Adjustments to net loss per share (3)	0.05	0.06
Adjusted net loss per share	$(0.13)	$(0.08)

Net loss	$(9.9)	$(8.3)
Stock-based compensation	2.0	3.3
Depreciation and amortization	1.0	1.0
Executive transition costs	—	0.5
Restructuring charges	0.5	—
Impairment of long-lived assets	0.4	—
Other income, net	(1.1)	(1.4)
Benefit from income taxes	(1.6)	(1.3)
Adjusted EBITDA	$(8.7)	$(6.2)

Free cash flow
Net cash provided by operating activities	$10.7	$6.5
Capital expenditures	(0.2)	(0.8)
Free cash flow	$10.5	$5.7

(1)Amounts may not total due to rounding.
(2)Amounts presented are net of tax.
(3)Refer to the sections “Use of Non-GAAP Financial Measures” for description of items included in adjustments.